Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
10/25/2002
Equity I
CH0J
Marsico
983134107
Wynn Resorts Ltd
Deutsche Bank Securities, Inc.
Bank of America, Bear Stearns,
Deutsche Bank
Bank of America Securities
$1,300.00
$49,995,000.00
13
13
0.564
10/25/2002
Diversified Equity
GU0J
Marsico
983134107
Wynn Resorts Ltd
Deutsche Bank Securities, Inc.
Bank of America, Bear Stearns,
Deutsche Bank
Bank of America Securities
$325,000.00
$49,995,000.00
13
13
0.564
10/24/2002
Multi-Strategy
GU77
Morgan Stanley
460146BP7
International Paper
5.85% due 10/30/2012
JP Morgan
Merrill Lynch, Salomon Smith
Barney, Deutsche Bank, Bank
of America, JP Morgan, BNP
Paribas, Commerzbank, CSFB,
UBS Warburg
Morgan Stanley
$64,897.95
$1,000,000,000.00
99.193
99.843
0.65
10/24/2002
Fixed III
CH77
Morgan Stanley
460146BP7
International Paper
5.85% due 10/30/2012
JP Morgan
Merrill Lynch, Salomon Smith
Barney, Deutsche Bank, Bank
of America, JP Morgan, BNP
Paribas, Commerzbank, CSFB,
UBS Warburg
Morgan Stanley
$34,945.05
$1,000,000,000.00
99.193
99.843
0.65
12/17/2002
Quantitative Equity
GU93
JP morgan
723484102
Pinnacle West Cap Corp
First Boston Corp
Credit Suisse First Boston,
Citibank
JP Morgan
$113,400.00
$1,732,629,000.00
31.5
32.26
1.103
12/17/2002
Equity Q
CH93
JP morgan
723484102
Pinnacle West Cap Corp
First Boston Corp
Credit Suisse First Boston,
Citibank
JP Morgan
$151,200.00
$173,629,000.00
31.5
32.26
1.103
2/27/2003
Tax Exempt Bond	GU82
Standish Mellon Asset Management
46613QBB9
Commonwealth of Massachusetts GO
Lehman Brothers
J.P. Morgan & Company
Mellon Financial
$1,685,385.00
$974,365,000.00
110-112 (112.36 SSC download)
111.955
0.38
2/27/2003
Equity Q
CH93
JP Morgan Investment Management
025537101
American Electric Power
Company, Inc.
Salomon Smith Barney
JP Morgan, Salomon Smith
Barney, BNP Paribas, Danske
Markets, Goldman Sachs, Lehman
Brothers, McDonald Investments,
Morgan Stanley, UBS Warburg
JP Morgan Securities, Inc.
$541,117.60
$1,047,500,000.00
20.95
20.95
0.6285
2/27/2003
Quantitative Equity
GU93
JP Morgan Investment Management
025537101
American Electric Power Company, Inc.
Salomon Smith Barney
JP Morgan, Salomon Smith Barney,
BNP Paribas, Danske Markets,
Goldman Sachs, Lehman Brothers,
McDonald Investments, Morgan
Stanley, UBS Warburg
JP Morgan Securities, Inc.
$592,843.10
$1,047,500,000.00
20.95
20.95
0.06285